Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces Second Quarter Financial Results
New York, NY — August 1, 2007 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the second quarter and six-month period ended June 30, 2007. Revenues, net income and funds from operations (FFO) for the second quarter were significantly higher than the same quarter in 2006 and all were positively impacted by a substantial increase in investment volume and CPA®:16 — Global meeting its performance hurdle in June.
Assets under management at the end of the second quarter were valued at $8 billion — an increase of approximately $1.4 billion or 20% from the second quarter of 2006. Since 2001, the Company’s assets under management have had an annual compound growth rate of 25%. Contributing to this growth was investment volume, which reached a six-month record of $660 million through June 2007. Total investment volume for the full year 2006 was $720 million.
In connection with CPA®:16 — Global meeting its performance hurdle, the Company recognized $45.9 million in previously deferred revenues. Net income for the second quarter was also positively affected by $21.6 million with the achievement of the hurdle.
QUARTERLY AND SIX-MONTH RESULTS
•	Total revenues net of reimbursed expenses for the second quarter of 2007 were $106.9 million, compared to 2006’s second quarter revenues of $37.6 million. Total revenues net of reimbursed expenses for the six-month period were $149.3 million, compared to $82.4 million for 2006. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net income for the second quarter of 2007 increased to $42 million, as compared to $17.3 million for the same period in 2006. Net income for the six-month period increased 86% to $52.8 million, as compared to $28.4 million in 2006.

•	Diluted earnings per share (EPS) for the second quarter of 2007 were $1.10 as compared to $0.44 for the same period in 2006. Diluted EPS for the six-month period increased 88% to $1.37 as compared to $0.73 for the same period in 2006.

•	FFO for the second quarter of 2007 was $1.99 per diluted share, or $79.6 million, as compared to $0.73 per diluted share, or $28.6 million, for the comparable period in 2006. FFO for the six-month period increased 95% to $98.1 million, or

$2.46 per diluted share, as compared to $50.4 million, or $1.30 per diluted share, for the comparable period in 2006.

•	Cash flows from operating activities for the six-month period decreased to $11.6 million, as compared to $35.6 million for the comparable period in 2006 as a result of payment in 2007 of taxes totaling $21 million on revenue earned in the fourth quarter of 2006 in connection with the CPA®:12/CPA®:14 merger.
SUPPLEMENTAL PERFORMANCE METRICS
•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from our investment management segment totaled $63.5 million this quarter, an increase over EBITDA of $10.8 million in the second quarter of 2006. Year-to-date, EBITDA increased 183% to $75.1 million from $26.6 million.

•	FFO from our real estate ownership segment in the second quarter of 2007 decreased to $17 million from $18 million. Year-to-date, FFO from this segment increased 3% to $31.7 million from $30.7 million.

•	For the six-month period ended June 30, 2007, adjusted cash flow from operations totaled $54.9 million, as compared to $46.2 million for the previous year.

•	Further information concerning these non-GAAP supplemental performance metrics is presented in the accompanying tables.
DISTRIBUTIONS AND SHARE REPURCHASE
•	The Board of Directors raised the quarterly cash distribution to $0.467 per share — our 25th consecutive dividend increase — which was paid on July 16, 2007 to shareholders on record as of June 29, 2007.

•	In addition, our Board approved a share repurchase program authorizing the repurchase of up to $20 million of our outstanding shares in the open market through December 31, 2007.
INVESTMENT ACTIVITY
•	In the second quarter of 2007, we structured investments totaling approximately $493 million on behalf of our CPA® series of funds. Substantially all of these investments were international transactions.

•	Our investment volume reached a record $660 million through the end of June, almost doubling the previous year’s six-month total of $338 million.
“We are very pleased with our strong second quarter and year-to-date results,” said President and Chief Executive Officer, Gordon F. DuGan. “These results show how the growth of our investment management business can result in strong bottom-line results. Our investment volume has been very strong for the first six months of this year and we continue to have a sound pipeline of investment opportunities. Additionally, we think that a tightening of the credit markets could potentially create a more attractive investment environment as our sale-leaseback business competes with other forms of capital for our corporate clients. As we move forward to the second half of 2007, we do so with a very strong balance sheet and in a terrific financial position.”
UPCOMING EVENTS
•	Benjamin P. Harris, Head of Domestic Investments, will be speaking at The Deal’s 2007 Innovative Deal Financing Conference on Tuesday, September 25, 2007 at the Harvard Club in New York City.
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register
Time: Wednesday, August 1, 2007 at 11:00 AM (ET)
Call-in Number: 1-877-407-8031
(International) +1-201-689-8031
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 1-877-660-6853
(International) +1-201-612-7415
Replay Access Codes: Account # 286 and Conference ID # 248308. Please note that both access codes are required for playback. Replay available until August 15, 2007 at midnight ET.
W. P. Carey & Co. LLC
Founded in 1973, W. P. Carey & Co. LLC is a leading global provider of long-term net lease financing for companies worldwide. With over $9.7 billion in assets and $5 billion in equity capital, the Company and its CPA® series of income generating real estate funds specialize in helping companies and private equity firms realize the capital tied up in their real estate assets. The W. P. Carey Group owns more than 850 commercial and industrial properties in 14 countries, representing approximately 100 million square feet. www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the company, reference is made to the company’s filings with the Securities and Exchange Commission.
W. P. Carey & Co. LLC
50 Rockefeller Plaza
New York, NY 10020
www.wpcarey.com

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues
Asset management revenue	$30,204	$14,752	$45,238	$29,114
Structuring revenue	53,448	2,462	58,031	12,354
Reimbursed costs from affiliates	3,244	19,894	6,719	22,892
Lease revenues	19,998	18,285	39,630	36,412
Other real estate income	3,241	2,149	6,415	4,532

	110,135	57,542	156,033	105,304

Operating Expenses
General and administrative	(23,256)	(9,871)	(35,493)	(21,029)
Reimbursable costs	(3,244)	(19,894)	(6,719)	(22,892)
Depreciation and amortization	(6,950)	(6,007)	(13,894)	(11,977)
Property expenses	(1,893)	(1,345)	(3,313)	(3,013)
Other real estate expenses	(1,301)	(1,466)	(3,825)	(3,033)

	(36,644)	(38,583)	(63,244)	(61,944)

Other Income and Expenses
Other interest income	3,643	811	4,241	1,538
Income from equity investments in real estate	1,929	1,244	4,367	2,794
Minority interest in (income) loss	(3,141)	254	(3,472)	(608)
Gain on sale of securities, foreign currency transactions and other gains, net	169	5,228	355	5,478
Interest expense	(5,669)	(4,541)	(10,532)	(8,929)

	(3,069)	2,996	(5,041)	273

Income from continuing operations before income taxes	70,422	21,955	87,748	43,633
Provision for income taxes	(31,144)	(3,998)	(37,522)	(10,720)

Income from continuing operations	39,278	17,957	50,226	32,913

Discontinued Operations
Income (loss) from operations of discontinued properties	1,790	(653)	1,642	(1,187)
Gain on sale of real estate, net	962	—	962	—
Impairment charges on assets held for sale	—	—	—	(3,357)

Income (loss) from discontinued operations	2,752	(653)	2,604	(4,544)

Net Income	$42,030	$17,304	$52,830	$28,369

Basic Earnings (Loss) Per Share
Income from continuing operations	$1.03	$0.48	$1.32	$0.87
Income (loss) from discontinued operations	0.07	(0.02)	0.07	(0.12)

Net income	$1.10	$0.46	$1.39	$0.75

Diluted Earnings (Loss) Per Share
Income from continuing operations	$1.03	$0.46	$1.30	$0.85
Income (loss) from discontinued operations	0.07	(0.02)	0.07	(0.12)

Net income	$1.10	$0.44	$1.37	$0.73

Weighted Average Shares Outstanding
Basic	38,308,202	37,876,079	38,120,532	37,802,340

Diluted	40,004,379	39,346,537	39,894,412	38,794,914

Distributions Declared Per Share	$0.467	$0.454	$0.929	$0.906

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six months ended June 30,
	2007	2006
Cash Flows — Operating Activities
Net income	$52,830	$28,369
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including intangible assets and deferred financing costs	14,509	12,625
Income from equity investments in real estate in excess of distributions received	(1,628)	(202)
Gains on sale of real estate and investments, net	(962)	(4,800)
Minority interest in income	3,472	608
Straight-line rent adjustments	1,421	1,612
Management income received in shares of affiliates	(31,728)	(15,816)
Unrealized gain on foreign currency transactions, warrants and securities	(313)	(577)
Impairment charges	—	3,357
Increase in income taxes, net	2,802	7
Realized gain on foreign currency transactions	(42)	(101)
Stock-based compensation expense	2,328	1,639
Decrease in deferred acquisition revenue receivable	16,164	12,543
Increase in structuring revenue receivable	(44,956)	(3,039)
Net changes in other operating assets and liabilities	(2,249)	(660)

Net cash provided by operating activities	11,648	35,565

Cash Flows — Investing Activities
Distributions received from equity investments in real estate in excess of equity income	21,716	3,106
Purchases of real estate and equity investments in real estate	(40,381)	—
Capital expenditures	(7,361)	(4,024)
Loan to affiliate	—	(84,000)
Proceeds from repayment of loan to affiliate	—	84,000
Proceeds from sales of property and investments	6,014	22,471
Funds placed in escrow in connection with the sale of property	(3,340)	(9,163)
Payment of deferred acquisition revenue to affiliate	(524)	(524)

Net cash (used in) provided by investing activities	(23,876)	11,866

Cash Flows — Financing Activities
Distributions paid	(35,202)	(34,356)
Contributions from minority interests	688	1,161
Distributions to minority interests	(942)	(5,075)
Scheduled payments of mortgage principal	(7,719)	(5,705)
Proceeds from mortgages and credit facilities	118,617	55,000
Prepayments of mortgage principal and credit facilities	(68,257)	(62,971)
Release of funds from escrow in connection with the financing of properties	—	4,031
Payment of financing costs	(1,303)	(472)
Proceeds from issuance of shares	3,917	3,652
Excess tax benefits associated with stock-based compensation awards	1,335	271
Repurchase and retirement of shares	(2,038)	(482)

Net cash provided by (used in) financing activities	9,096	(44,946)

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	74	94

Net (decrease) increase in cash and cash equivalents	(3,058)	2,579
Cash and cash equivalents, beginning of period	22,108	13,014

Cash and cash equivalents, end of period	$19,050	$15,593

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except share and per share data)

These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”) and adjusted cash flow from operations. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Operations
EBITDA — investment management	$63,517	$10,843	$75,090	$26,559
EBITDA — real estate ownership	22,318	21,068	39,756	33,675

EBITDA Total	$85,835	$31,911	$114,846	$60,234

FFO — investment management	$62,561	$10,553	$66,410	$19,688
FFO — real estate ownership	17,004	18,002	31,721	30,693

FFO Total	$79,565	$28,555	$98,131	$50,381

Per Share
EBITDA per share (diluted) — investment management	$1.59	$0.28	$1.88	$0.68
EBITDA per share (diluted) — real estate ownership	0.56	0.53	1.00	0.87

EBITDA per share (diluted) Total	$2.15	$0.81	$2.88	$1.55

FFO per share (diluted) — investment management	$1.56	$0.27	$1.66	$0.51
FFO per share (diluted) — real estate ownership	0.43	0.46	0.80	0.79

FFO per share (diluted) total	$1.99	$0.73	$2.46	$1.30

Adjusted Cash Flow From Operations
Adjusted cash flow			$54,946	$46,152

Adjusted cash flow per share (diluted)			$1.38	$1.19

Distributions paid			$35,202	$34,256

Payout ratio (distributions paid/adjusted cash flow)			64%	74%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
Investment Management	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net income	$32,100	$5,482	$36,489	$13,211
Provision for income taxes	30,376	3,896	36,514	10,428
Depreciation and amortization	1,041	1,465	2,087	2,920

EBITDA — investment management	$63,517	$10,843	$75,090	$26,559

EBITDA per share (diluted)	$1.59	$0.28	$1.88	$0.68

Real Estate Ownership
Net income	$9,930	$11,822	$16,341	$15,158
Interest expense	5,669	4,541	10,532	8,929
Provision for income taxes	768	102	1,008	292
Depreciation and amortization	5,909	4,542	11,807	9,057
Reconciling items attributable to discontinued operations	42	61	68	239

EBITDA — real estate ownership	$22,318	$21,068	$39,756	$33,675

EBITDA per share (diluted)	$0.56	$0.53	$1.00	$0.87

Total Company
EBITDA	$85,835	$31,911	$114,846	$60,234

EBITDA per share (diluted)	$2.15	$0.81	$2.88	$1.55

Diluted weighted average shares outstanding	40,004,379	39,346,537	39,894,412	38,794,914

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, EBITDA should not be considered an alternative for net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
Investment Management	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net income	$32,100	$5,482	$36,489	$13,211
Amortization, deferred taxes and other non-cash charges	28,261	3,141	25,546	2,947
FFO from equity investments	2,200	1,930	4,375	3,530

FFO — investment management	$62,561	$10,553	$66,410	$19,688

FFO per share (diluted)	$1.56	$0.27	$1.66	$0.51

Real Estate Ownership
Net income	$9,930	$11,822	$16,341	$15,158
Gain on sale of real estate	(962)	—	(962)	—
Depreciation, amortization and other non-cash charges	5,653	4,250	11,115	8,569
Straight-line and other rent adjustments	623	866	1,456	1,557
Impairment charges	—	—	—	3,357
FFO from equity investments	1,972	1,245	4,186	2,470
Minority investees share of FFO	(212)	(181)	(415)	(418)

FFO — real estate ownership	$17,004	$18,002	$31,721	$30,693

FFO per share (diluted)	$0.43	$0.46	$0.80	$0.79

Total Company
Funds from operations (FFO)	$79,565	$28,555	$98,131	$50,381

FFO per share (diluted)	$1.99	$0.73	$2.46	$1.30

Diluted weighted average shares outstanding	40,004,379	39,346,537	39,894,412	38,794,914

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands)

	For the Six Months Ended
	June 30, 2007	June 30, 2006
Cash flow from operating activities — as reported	$11,648	$35,565
Adjustments:
CPA®:16 — Global performance adjustment, net (1)	17,763	7,808
CPA®:12/14 Merger — payment of taxes (2)	20,708	—
Deferred income tax adjustment (1)	(2,857)	(987)
Distributions received from equity investments in real estate in excess of equity income (3)	5,435	3,106
Changes in working capital (3)	2,249	660

Adjusted cash flow from operating activities	$54,946	$46,152

Distributions paid	$35,202	$34,256

Payout ratio (distributions paid/adjusted cash flow)	64%	74%

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described below. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

(1)	Amounts deferred in lieu of CPA®:16 — Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe that it is more appropriate to normalize cash flow for the impact of CPA®:16 — Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met as this revenue was actually earned over a three year period.

(2)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. We believe that this is a fairer measure of determining our cash flow from core operations.

(3)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent that we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.